UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
(Amendment No. 2)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
KeyCorp
(Exact name of registrant as specified in its charter)

Ohio	34-6542451
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Rights to purchase Common Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not Applicable
(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     This Amendment No. 2 amends the Form 8-A Registration Statement filed by KeyCorp (the “Company”) on June 19, 1997, as amended by Amendment No. 1 to Form 8-A Registration Statement filed by the Company on March 6, 1998.
     On May 14, 2007, the Company’s Rights to purchase Common Shares expired by their terms, pursuant to the Restated Rights Agreement, dated May 15, 1997, between the Company and KeyBank National Association, as Rights Agent (the “Rights Agreement”).
     This summary does not purport to be complete and is qualified in its entirety by reference to the copy of the Rights Agreement that is filed as Exhibit 4.1 to this Amendment No. 2 and is incorporated by reference herein.
Item 2. Exhibits.

Exhibit	Description of Document

3.1	Amended and Restated Articles of Incorporation of KeyCorp, filed as Exhibit 3 to Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.

3.2	Amended and Restated Regulations of KeyCorp, effective May 23, 2002, filed as Exhibit 3.2 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

4.1	Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and KeyBank National Association, as Rights Agent, filed on June 19, 1997, as Exhibit 1 to Form 8-A, and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 15, 2007	KEYCORP

	By:	/s/ Daniel R. Stolzer

	Name:	Daniel R. Stolzer
	Title:	Vice President and Deputy General Counsel